SHARE EXCHANGE AGREEMENT

BY AND AMONG

GELTOLOGY INC.,

THE SHAREHOLDERS OF GELTOLOGY INC. LISTED ON SCHEDULE I,

GENERAL RED HOLDING, INC.,

AND

THE SHAREHOLDERS OF GENERAL RED HOLDING, INC.

LISTED ON SCHEDULE II

DATED: JULY 11, 2012

Table of Contents Page

Share Exchange Agreement

THIS SHARE EXCHANGE AGREEMENT is dated as of July 11, 2012, and is by and among Geltology, Inc., a Delaware corporation (the “Acquiror Company”) and the shareholders of the Acquiror Company listed on Schedule I attached hereto (the “Acquiror Company Principal Shareholders”), General Red Holdings, Inc., a Delaware corporation (“GRH”) and the shareholders of GRH listed on Schedule II attached hereto (the “GRH Shareholders”). GRH is a party to this Agreement solely to make representations and warranties as set forth herein.

BACKGROUND

WHEREAS, the GRH Shareholders own, collectively, 100% of the issued and outstanding equity of GRH (the “GRH Shares”);

WHEREAS, the GRH Shareholders have agreed to transfer to, and the Acquiror Company has agreed to acquire from the GRH Shareholders, all of the Shares, which Shares constitute 100% of the issued and outstanding shares of GRH, in exchange for 125,112,803 shares of the Acquiror Company’s Common Stock, constituting approximately 98.24% of the issued and outstanding shares of Common Stock of the Acquiror Company (the “Acquiror Company Shares”), on the terms and conditions as set forth herein (the “Share Exchange”);

WHEREAS, GRH shall pay to the Acquiror Company Principal Shareholders the sum of US $455,000 in consideration for the consummation of the Share Exchange, in accordance with the terms and conditions set forth in Section 2.1;

NOW THEREFORE in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Unless the context otherwise requires, the terms defined in this Section 1 will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

1.1              “Acquired Companies” means, collectively, GRH and the GRH Subsidiaries.

1.2              “Accredited Investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

1.3              “Affiliate” shall mean, with respect to any Person, any other Person that (a) directly or indirectly, whether through one or more intermediaries or otherwise, controls or is controlled by or is under common control with such Person. For purposes of this definition, “control” (including with correlative meanings “controlled by” and “under common control with”) of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. For the purposes of this definition, a Person shall be deemed to control any of his or her immediate family members.

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1.4              “Agreement” means this Share Exchange Agreement, including all Schedules and Exhibits hereto, as this Share Exchange Agreement may be from time to time amended, modified or supplemented.

1.5              “Closing Date” has the meaning set forth in Section 3.

1.6              “Code” means the Internal Revenue Code of 1986, as amended.

1.7              “Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and the Exchange Act.

1.8              “Company Indemnified Party” has the meaning set forth in Section 10.2.

1.9              “Distributor” means any underwriter, dealer or other Person who participates, pursuant to a contractual arrangement, in the distribution of the securities offered or sold in reliance on Regulation S.

1.10          “Equity Security” means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

1.11          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.12          “Exchange Act” means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

1.13          “Exhibits” means the several exhibits referred to and identified in this Agreement.

1.14          “Form 8-K” means a current report on Form 8-K under the Exchange Act to be filed after the Closing, disclosing the transactions contemplated by this Agreement and containing Form 10 information.

1.15          “GAAP” means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person’s past practices.

1.16          “GELT Share Cancellation” has the meaning set forth in Section 9.11.

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1.17          “Governmental Authority” means any non-US, federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

1.18          “GRH Board” means the Board of Directors of GRH.

1.19          “GRH Shareholders” shall have the meaning set forth in the Preamble.

1.20          “GRH Shares” shall have the meaning set forth in the Preamble.

1.21          “GRH Subsidiaries” means all of the direct and indirect Subsidiaries of GRH.

1.22          “Indebtedness” means any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

1.23          “Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

1.24          “Laws” means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

1.25          “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

1.26          “Material Acquiror Company Contract” means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Acquiror Company, of the type and nature that the Acquiror Company is required to file with the Commission.

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1.27          “Material Adverse Effect” means, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Acquiror Company or the Acquired Companies, as the case may be, in each case taken as a whole or (b) materially impair the ability of the Acquiror Company or the Acquired Companies, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Acquiror Company or the Acquired Companies, as the case may be, operate or (c) result in litigation, claims, disputes or property loss in excess of US$10,000 in the future, and that would prohibit or otherwise materially interfere with the ability of any party to this Agreement to perform any of its obligations under this Agreement in any material respect.

1.28          “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

1.29          “Organizational Documents” means (a) the articles of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

1.30          “Permitted Liens” means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect.

1.31          “Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

1.32          “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

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1.33          “Regulation S” means Regulation S under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

1.34          “Rule 144” means Rule 144 under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.35          “Schedules” means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

1.36          “SEC Documents” has the meaning set forth in Section 6.25.

1.37          “Section 4(2)” means Section 4(2) under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.38          “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

1.39          “Share Exchange” shall have the meaning set forth in the Preamble.

1.40          “Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership or limited liability company; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

1.41          “Taxes” means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and “Tax” means any of the foregoing Taxes.

1.42          “Tax Group” means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which the Acquiror Company is now or was formerly a member.

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1.43          “Tax Return” means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

1.44          “Transaction Documents” means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

1.45          “U.S.” means the United States of America.

1.46          “U.S. Dollars” or “US $” means the currency of the United States of America.

1.47          “U.S. Person” has the meaning set forth in Regulation S under the Securities Act and set forth on Exhibit C hereto.

1.48          “Acquiror Company Balance Sheet” means the Acquiror Company’s balance sheet at June 30, 2012.

1.49          “Acquiror Company Board” means the Board of Directors of the Acquiror Company.

1.50          “Acquiror Company Common Stock” means the Acquiror Company’s common stock, par value US $0.0001 per share.

1.51          “Acquiror Company Shares” means the Acquiror Company shares of Common Stock being issued to the GRH Shareholders pursuant hereto.

ARTICLE II
EXCHANGE OF SHARES AND SHARE CONSIDERATION

2.1              Share Exchange. On the Closing Date, (i) the GRH Shareholders shall transfer 125,112,803 GRH Shares, representing all of the issued and outstanding shares of GRH to the Acquiror Company, and (ii) GRH shall pay to the Acquiror Company Principal Shareholders $405,000 of the Purchase Price, on the Closing Date, it being acknowledged and agreed that the balance in the amount of $50,000 was previously released to the Acquiror Company Principal Shareholders. The Acquiror Company shall issue an aggregate of 125,112,803 fully paid and nonassessable shares of the Acquiror Company Common Stock to the GRH Shareholders in the amount set forth on Exhibit A.

2.2              Directors of the Acquiror Company at Closing Date. On the Closing Date, Ryan Goldstein and Yehuda Smaya Szender, the current members of the Acquiror Company Board, shall appoint Mr. Xingping Hou, to serve as a member and Chairman of the Acquiror Company Board, and shall appoint Mr. Yongjun Zeng and Mr. Shaokang Zeng to serve as members of the Acquiror Company Board. On the Closing Date, Ryan Goldstein and Yehuda Smaya Szender shall tender their resignations as directors of the Acquiror Company to be effective at the Effective Time.

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2.3              Officers of the Acquiror Company at Closing Date. On the Closing Date, Mr. Goldstein shall resign from his position as Secretary, and Mr. Szender shall resign from his positions as President, Chief Executive Officer and Treasurer. The Acquiror Company Board shall appoint Mr. Xingping Hou to serve as Chief Executive Officer, and President Mr. Shaokang Zeng to serve as Chief Financial Officer, and Mr. Yongjun Zeng to serve as Secretary.

ARTICLE III
CLOSING DATE

3.1              Closing Date. The closing of the Share Exchange shall take place at 2:00 pm Eastern Time on July 11, 2012 assuming that all of the closing conditions set forth in Articles 8 and 9 herein have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the “Closing Date”), at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF GRH SHAREHOLDERS

4.1              Generally. Subject to the disclosures contained in the relevant Schedules attached hereto, each GRH Shareholder, hereby represents and warrants to the Acquiror Company and the Acquiror Company Principal Shareholders as follows:

(a)                Authority. Such GRH Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which such GRH Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which such GRH Shareholder is a party, and to perform such GRH Shareholder’s obligations under this Agreement and each of the Transaction Documents to which such GRH Shareholder is a party. This Agreement has been, and each of the Transaction Documents to which such GRH Shareholder is a party will be, duly and validly authorized and approved, executed and delivered by such GRH Shareholder. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than such GRH Shareholder, this Agreement is, and each of the Transaction Documents to which such GRH Shareholder is a party have been, duly authorized, executed and delivered by such GRH Shareholder and constitutes the legal, valid and binding obligation of such GRH Shareholder, enforceable against such GRH Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

(b)               No Conflict. Neither the execution or delivery by such GRH Shareholder of this Agreement or any Transaction Document to which such GRH Shareholder is a party, nor the consummation or performance by such GRH Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of such GRH Shareholder (if such GRH Shareholder is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such GRH Shareholder is a party or by which the properties or assets of such GRH Shareholder are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which such GRH Shareholder, or any of the properties or assets of such GRH Shareholder, may be subject.

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(c)                Ownership of Shares. Such GRH Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Acquiror Company pursuant to this Agreement, such GRH Shareholder’s Shares free and clear of any and all Liens. There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which such GRH Shareholder is a party or by which such GRH Shareholder or such GRH Shareholder’s Shares are bound with respect to the issuance, sale, transfer, voting or registration of such GRH Shareholder’s Shares. At the Closing Date, the Acquiror Company will acquire good, valid and marketable title to such GRH Shareholder’s Shares free and clear of any and all Liens.

(d)               Litigation. There is no pending Proceeding against such GRH Shareholder that involves the Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of such GRH Shareholder, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

(e)                No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against such GRH Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and such GRH Shareholder will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim.

4.2              Investment Representations. Each GRH Shareholder, severally and not jointly, hereby represents and warrants, solely with respect to itself and not any other GRH Shareholder, to the Acquiror Company as follows:

(a)                Acknowledgment. Each GRH Shareholder understands and agrees that the Acquiror Company Shares to be issued pursuant to this Agreement and the Share Exchange have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Acquiror Company Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, Regulation D for offers and sales to accredited investors, or Regulation S for offers and sales of securities outside the U.S.

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(b)               Status. By its execution of this Agreement, each GRH Shareholder represents and warrants to the Acquiror Company as indicated on its signature page to this Agreement, either that:

(i)                 such GRH Shareholder is an Accredited Investor; or

(ii)               such GRH Shareholder is not a U.S. Person.

Each GRH Shareholder understands that the Acquiror Company Shares are being offered and sold to such GRH Shareholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such GRH Shareholder set forth in this Agreement, in order that the Acquiror Company may determine the applicability and availability of the exemptions from registration of the Acquiror Company Shares on which the Acquiror Company is relying.

(c)                Additional Representations and Warranties of Accredited Investors. Each GRH Shareholder indicating that such GRH Shareholder is an Accredited Investor on its signature page to this Agreement, severally and not jointly, further makes the representations and warranties to the Acquiror Company set forth on Exhibit B.

(d)               Additional Representations and Warranties of Non-U.S. Persons. Each GRH Shareholder indicating that it is not a U.S. person on its signature page to this Agreement, severally and not jointly, further makes the representations and warranties to the Acquiror Company set forth on Exhibit D.

(e)                Stock Legends. Each GRH Shareholder hereby agrees with the Acquiror Company as follows:

(i)              Securities Act Legend Accredited Investors. The certificates evidencing the Acquiror Company Shares issued to those GRH Shareholders who are Accredited Investors, and each certificate issued in transfer thereof, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

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(ii)            Securities Act Legend — Non-U.S. Persons. The certificates evidencing the Acquiror Company Shares issued to those GRH Shareholders who are non-U.S. Persons and each certificate issued in transfer thereof, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(iii)          Other Legends. The certificates representing the Acquiror Company Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

(iv)          Opinion. No GRH Shareholder will transfer any or all of the Acquiror Company Shares pursuant to Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of such GRH Shareholder’s the Acquiror Company Shares, without first providing the Acquiror Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Acquiror Company) to the effect that such transfer will be made in compliance with Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

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(v)            Consent. Each GRH Shareholder understands and acknowledges that the Acquiror Company may refuse to transfer the Acquiror Company Shares, unless such GRH Shareholder complies with this Section 4.2(e) and any other restrictions on transferability set forth in Exhibits B and Exhibit C. Each GRH Shareholder consents to the Acquiror Company making a notation on its records or giving instructions to any transfer agent of the Acquiror Company’s Common Stock in order to implement the restrictions on transfer of the Acquiror Company Shares.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF GRH

Subject to the disclosures contained in the relevant Schedules attached hereto, GRH represents and warrants to the Acquiror Company and the Acquiror Company Principal Shareholders as follows:

5.1              Authorization and Validity of this Agreement. GRH has all requisite authority and power (corporate and other), authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which GRH is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which GRH is a party, to perform its obligations under this Agreement and each of the Transaction Documents to which GRH is a party, and to record the transfer of the GRH Shares and the delivery of the new certificates representing the GRH Shares registered in the name of the Acquiror Company. The execution, delivery and performance by GRH of this Agreement and each of the Transaction Documents to which GRH is a party have been duly authorized by all necessary corporate action and do not require from GRH Board or the GRH Shareholders any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by GRH of this Agreement and each of the Transaction Documents to which GRH is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person.

5.2              Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than GRH, this Agreement and each of the Transaction Documents to which GRH is a party are duly authorized, executed and delivered by GRH and constitute the legal, valid and binding obligations of GRH, enforceable against GRH in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

5.3              Capitalization and Related Matters. The authorized capital stock of GRH consists of 200,000,000 shares of Common Stock, of which 125,112,803 shares are issued and outstanding. All issued and outstanding shares of GRH’s capital stock are duly authorized, validly issued, fully paid and nonassessable.

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5.4              GRH Shareholders. Schedule II contains a true and complete list of the names and addresses of the record and beneficial holders of all of the outstanding capital stock of GRH.

5.5              Certain Proceedings. There is no pending Proceeding that has been commenced against GRH and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement. To GRH’s knowledge, no such Proceeding has been threatened.

5.6              No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against GRH for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and GRH will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim.

5.7              Board Recommendation. The GRH Board has, by unanimous written consent, determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of GRH and its Shareholders.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR COMPANY AND
THE ACQUIROR COMPANY PRINCIPAL SHAREHOLDERS

Subject to the disclosures contained in the relevant Schedules attached hereto, the Acquiror Company and the Acquiror Company Principal Shareholders, jointly and severally, represent and warrant to each of the GRH Shareholders and GRH as follows:

6.1              Organization and Qualification. The Acquiror Company is duly organized, validly existing and in good standing under the laws of Delaware has all requisite corporate authority and power, governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it. The Acquiror Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect. Schedule 6.1 sets forth a true, correct and complete list of the Acquiror Company’s jurisdiction of organization and each other jurisdiction in which the Acquiror Company presently conducts its business or owns, holds and operates its properties and assets.

6.2              Subsidiaries. The Acquiror Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

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6.3              Organizational Documents. True, correct and complete copies of the Organizational Documents of the Acquiror Company have been delivered to GRH prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents since such date of delivery. The Acquiror Company is not in violation or breach of any of the provisions of its Organizational Documents.

6.4              Authorization. The Acquiror Company and the Acquiror Company Principal Shareholders have all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which each of the Acquiror Company and the Acquiror Company Principal Shareholders is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Acquiror Company and the Acquiror Company Principal Shareholders is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Acquiror Company and the Acquiror Company Principal Shareholders is a party. The execution, delivery and performance by the Acquiror Company and the Acquiror Company Principal Shareholders of this Agreement and each of the Transaction Documents to which the Acquiror Company and the Acquiror Company Principal Shareholders is a party have been duly authorized by all necessary corporate action and do not require from the Acquiror Company Board any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by the Acquiror Company and the Acquiror Company Principal Shareholders of this Agreement and each of the Transaction Documents to which the Acquiror Company and the Acquiror Company Principal Shareholders is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person other than such other customary filings with the Commission for transactions of the type contemplated by this Agreement and the Transaction Documents.

6.5              No Violation. Neither the execution nor the delivery by the Acquiror Company and the Acquiror Company Principal Shareholders of this Agreement or any Transaction Document to which the Acquiror Company and the Acquiror Company Principal Shareholder is a party, nor the consummation or performance by the Acquiror Company and the Acquiror Company Principal Shareholders of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Acquiror Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which the Acquiror Company or any of the Acquiror Company Principal Shareholders is a party or by which the properties or assets of the Acquiror Company or any of the Acquiror Company Principal Shareholders is bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Acquiror Company or the Acquiror Company Principal Shareholders, or any of the properties or assets owned or used by the Acquiror Company or the Acquiror Company Principal Shareholders, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Acquiror Company or the Acquiror Company Principal Shareholders or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Acquiror Company or the Acquiror Company Principal Shareholders, except, in the case of clauses (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

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6.6              Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than the Acquiror Company and the Acquiror Company Principal Shareholders, this Agreement and each of the Transaction Documents to which the Acquiror Company and the Acquiror Company Principal Shareholders are a party is duly authorized, executed and delivered by the Acquiror Company and the Acquiror Company Principal Shareholders and constitutes the legal, valid and binding obligations of the Acquiror Company and the Acquiror Company Principal Shareholders, enforceable against the Acquiror Company and the Acquiror Company Principal Shareholders in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

6.7              Securities Laws. Assuming the accuracy of the representations and warranties of the GRH Shareholders, contained in Article IV and Exhibit B and Exhibit D, the issuance of the Acquiror Company Shares pursuant to this Agreement will be when issued and paid for in accordance with the terms of this Agreement issued in accordance with exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration permit or qualification requirements of all applicable state securities laws.

6.8              Capitalization and Related Matters.

(a)                Capitalization. The authorized capital stock of the Acquiror Company consists of 200,000,000 shares of common stock, par value $0.0001, of which 6,750,000 shares are issued and outstanding prior to the GELT Share Cancellation. All issued and outstanding shares of the Acquiror Company’s Common Stock immediately prior to the Share Exchange are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. At the Closing Date, the Acquiror Company will have sufficient authorized and unissued shares of the Acquiror Company’s Common Stock to consummate the transactions contemplated hereby. There are no outstanding options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Acquiror Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of the Acquiror Company. The issuance of all of the shares of the Acquiror Company’s Common Stock described in this Section 6.8(a) have been in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of the Acquiror Company has any right to rescind or bring any other claim against the Acquiror Company for failure to comply under the Securities Act, or state securities laws.

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(b)               No Redemption Requirements. Other than the transactions contemplated in this Agreement, there are no outstanding contractual obligations (contingent or otherwise) of the Acquiror Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Acquiror Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

(c)                Duly Authorized. The issuance of the Acquiror Company Shares has been duly authorized and, upon delivery to the GRH Shareholders of certificates therefor in accordance with the terms of this Agreement or a corresponding book entry, the Acquiror Company Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the GRH Shareholders and restrictions on transfer imposed by this Agreement and the Securities Act.

6.9              Compliance with Laws. The business and operations of the Acquiror Company have been and are being conducted in accordance with all applicable Laws and Orders. The Acquiror Company has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting the Acquiror Company and, to the knowledge of the Acquiror Company, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. The Acquiror Company is not subject to any obligation or restriction of any kind or character, nor is there, any event or circumstance relating to the Acquiror Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Acquiror Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

6.10          Certain Proceedings. There is no pending Proceeding that has been commenced against the Acquiror Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of the Acquiror Company, no such Proceeding has been threatened.

6.11          No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Acquiror Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and after the Closing, the Acquiror Company Principal Shareholders will indemnify and hold the Acquiror Company and GRH harmless against any liability or expense arising out of, or in connection with, any such claim.

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6.12          Absence of Undisclosed Liabilities. Except as set forth in the SEC Documents, as hereafter defined, the Acquiror Company has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Acquiror Company) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on the Acquiror Company Balance Sheet. Any and all debts, obligations or liabilities with respect to directors and officers of the Acquiror Company and of the Acquiror Company will be cancelled prior to the Closing. The Acquiror Company has not incurred any liabilities or obligations under agreements entered into, in the usual and ordinary course of business since June 30, 2012.

6.13          Changes. Except as set forth in the SEC Documents, the Acquiror Company has, conducted its business in the usual and ordinary course of business consistent with past practice and has not since December 31, 2011:

(a)                Ordinary Course of Business. Entered into any transaction other than in the usual and ordinary course of business, except for this Agreement and each of the Transaction Documents;

(b)               Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business or those that would not have a Material Adverse Effect;

(c)                Loans. Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

(d)               Liens. Created or permitted to exist any Lien on any material property or asset of the Acquiror Company, other than Permitted Liens;

(e)                Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

(f)                Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

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(g)               Material Acquiror Company Contracts. Terminated or modified any Material Acquiror Company Contract, except for termination upon expiration in accordance with the terms thereof;

(h)               Claims. Released, waived or cancelled any claims or rights relating to or affecting the Acquiror Company in excess of US $250in the aggregate or instituted or settled any Proceeding involving in excess of US $250 in the aggregate;

(i)                 Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability in excess of US $250 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

(j)                 Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of US $250 in the aggregate, other than professional fees;

(k)               Guarantees. Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

(l)                 Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

(m)             Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

(n)               Agreements. Entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

6.14          Material Acquiror Company Contracts. The Acquiror Company has provided to GRH, prior to the date of this Agreement, true, correct and complete copies of each written Material Contract entered into by the Acquiror Company, including each amendment, supplement and modification thereto.

(a)                No Defaults. Each such Material Contract is a valid and binding agreement of the Acquiror Company and, to the knowledge of the Acquiror Company, of each party that is party thereto, and is in full force and effect. The Acquiror Company is not in breach or default of any Material Contract to which it is a party and, to the knowledge of the Acquiror Company, no other party to any Material Contract is in breach or default thereof. No event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Contract or (b) permit the Acquiror Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Contract. The Acquiror Company has not received notice of the pending or threatened cancellation, revocation or termination of any Material Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Contract.

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6.15          Employees.

(a)                Except as set forth in the SEC Documents, the Acquiror Company has no employees, independent contractors or other Persons providing services to them. Except as would not have a Material Adverse Effect, the Acquiror Company is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, and occupational safety and health. The Acquiror Company is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

(b)               No director, officer or employee of the Acquiror Company is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of the Acquiror Company or (b) the ability of the Acquiror Company to conduct its business. Each employee of the Acquiror Company is employed on an at-will basis and the Acquiror Company does not have any contract with any of its employees which would interfere with its ability to discharge its employees.

6.16          Tax Returns and Audits.

(a)                Tax Returns. The Acquiror Company has filed all material Tax Returns required to be filed (if any) by or on behalf of the Acquiror Company and has paid all material Taxes of the Acquiror Company required to have been paid (whether or not reflected on any Tax Return). No Governmental Authority in any jurisdiction has made a claim, assertion or threat to the Acquiror Company that the Acquiror Company is or may be subject to taxation by such jurisdiction; there are no Liens with respect to Taxes on the Acquiror Company’s property or assets other than Permitted Liens; and there are no Tax rulings, requests for rulings, or closing agreements relating to the Acquiror Company for any period (or portion of a period) that would affect any period after the date hereof.

(b)               No Adjustments, Changes. Neither the Acquiror Company nor any other Person on behalf of the Acquiror Company (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

(c)                No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Acquiror Company, nor is any such claim or dispute pending or contemplated. The Acquiror Company has delivered to GRH true, correct and complete copies of all Tax Returns and examination reports and statements of deficiencies assessed or asserted against or agreed to by the Acquiror Company, if any, since its inception and any and all correspondence with respect to the foregoing.

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(d)               Not a U.S. Real Property Holding Corporation. The Acquiror Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(e)                No Tax Allocation, Sharing. The Acquiror Company is not and has not been a party to any Tax allocation or sharing agreement.

(f)                No Other Arrangements. The Acquiror Company is not a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code. The Acquiror Company is not a “consenting corporation” within the meaning of Section 341(f) of the Code. The Acquiror Company does not have any “tax-exempt bond financed property” or “tax-exempt use property” within the meaning of Section 168(g) or (h), respectively of the Code. The Acquiror Company does not have any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter. During the last two years, the Acquiror Company has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code. The Company is not a party to any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4.

6.17          Material Assets. The financial statements of the Acquiror Company set forth in the SEC Documents reflect the material properties and assets (real and personal) owned or leased by the Acquiror Company.

6.18          Litigation; Orders. There is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Acquiror Company, threatened against or affecting the Acquiror Company or any of the Acquiror Company’s properties, assets, business or employees. To the knowledge of the Acquiror Company, there is no fact that might result in or form the basis for any such Proceeding. The Acquiror Company is not subject to any Orders.

6.19          Licenses. The Acquiror Company possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for the Acquiror Company to engage in its business as currently conducted and to permit the Acquiror Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, the “Acquiror Company Permits”). The Acquiror Company has not received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for the Acquiror Company to engage in its business as currently conducted and to permit the Acquiror Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. The Acquiror Company Permits are valid and in full force and effect. No event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any of the Acquiror Company Permits; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any of the Acquiror Company Permits. The Acquiror Company has not received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any of the Acquiror Company Permits; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any the Acquiror Company Permits. All applications required to have been filed for the renewal of such Acquiror Company Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Acquiror Company Permits have been duly made on a timely basis with the appropriate Persons. All of the Acquiror Company Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

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6.20          Interested Party Transactions. No officer, director or stockholder of the Acquiror Company or any Affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Acquiror Company, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish to the Acquiror Company any goods or services; or (2) a beneficial interest in any contract or agreement to which the Acquiror Company is a party or by which it may be bound or affected.

6.21          Governmental Inquiries. The Acquiror Company has provided to GRH a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by the Acquiror Company from any Governmental Authority, and the Acquiror Company’s response thereto, and each material written statement, report or other document filed by the Acquiror Company with any Governmental Authority.

6.22          Bank Accounts and Safe Deposit Boxes. The Acquiror Company does not have any bank or other deposit or financial account, nor does the Acquiror Company have any lock boxes or safety deposit boxes, that will be transferred to GRH or remain in the possession of the Acquiror Company after the closing of the Transaction.

6.23          Intellectual Property. The Acquiror Company does not own, use or license any Intellectual Property in its business as presently conducted.

6.24          Title to Properties. The Acquiror Company owns (with good and marketable title in the case of real property) or holds under valid leases the rights to use all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens. The material buildings, plants, machinery and equipment necessary for the conduct of the business of the Acquiror Company as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

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6.25          SEC Documents; Financial Statements. The Acquiror Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three (3) years preceding the date hereof (or such shorter period as the Acquiror Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents and any registration statements filed under the Securities Act (the “Registration Statements”) complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents or Registration Statements, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All Material Acquiror Company Contracts to which the Acquiror Company is a party or to which the property or assets of the Acquiror Company are subject have been appropriately filed as exhibits to the SEC Documents and the Registration Statements as and to the extent required under the Exchange Act and the Securities Act, as applicable. The financial statements of the Acquiror Company included in the Registration Statement and the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of the Acquiror Company as at the dates thereof and the results of its operations and cash flows for the periods then ended. The Acquiror Company was originally organized and operated through the date hereof as a bona fide operating business without any pre-existing plan or strategy that the Acquiror Company would serve primarily as a merger or acquisition candidate for an unidentified company or companies. The disclosure set forth in the SEC Documents and Registration Statements regarding the Acquiror Company’s business is current and complete and accurately reflects operations of the Acquiror Company as it exists as of the date hereof.

6.26          Stock Option Plans; Employee Benefits.

(a)                The Acquiror Company has no stock option plans providing for the grant by the Acquiror Company of stock options to directors, officers or employees.

(b)               The Acquiror Company has no employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided the Acquiror Company.

(c)                Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of the Acquiror Company, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from the Acquiror Company, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of the Acquiror Company provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Acquiror Company.

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6.27          Money Laundering Laws. The operations of the Acquiror Company is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Proceeding involving the Acquiror Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Acquiror Company, threatened.

6.28          No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed since December 31, 2012.

6.29          Adverse Interest. No current officer, director, affiliate or person known to the Acquiror Company to be the record or beneficial owner in excess of 5% of the Acquiror Company’s Common Stock or any person known to be an associate of any of the foregoing is a party adverse to the Acquiror Company or has a material interest adverse to the Acquiror Company in any material pending legal proceeding.

6.30          DTC Eligible. The Acquiror Company has (i) met all the requirements set forth in the DTC Operational Arrangements, (ii) completed and submitted all required documents to have its securities DTC eligible, and (iii) the Acquiror Company is currently eligible for DTC services.

6.31          Board Recommendation. The Acquiror Company Board, by unanimous written consent, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Acquiror Company’s stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

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ARTICLE VII
POST-CLOSING COVENANTS OF THE ACQUIROR COMPANY AND THE
ACQUIROR COMPANY PRINCIPAL SHAREHOLDERS

7.1              Assistance with Post-Closing SEC Reports and Inquiries. From and after the Closing Date, in the event the Commission notifies the Acquiror Company of its intent to review any SEC Document filed prior to the Closing Date or the Acquiror Company receives any oral or written comments from the Commission with respect to any SEC Document filed prior to the Closing Date or any disclosure regarding the Acquiror Company’s business or operations, as in existence through the date hereof in any SEC Document or registration statement filed after the Closing Date, the Acquiror Company shall promptly notify the Acquiror Company Principal Shareholders. Each of the Acquiror Company Principal Shareholders shall use his reasonable best efforts to provide such information available to him, including information, filings, reports, financial statements or other circumstances of the Acquiror Company occurring, reported or filed prior to the Closing, as may be necessary or required by the Acquiror Company for the preparation of the post-Closing Date reports that the Acquiror Company is required to file with the Commission to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to the Closing and any Commission comments relating thereto or any Commission inquiry thereof.

7.2              Form 8-K. Within four (4) business days of the Closing Date, the Acquiror Company shall file the Form 8-K and shall file as an exhibit to such Form 8-K a letter from Weinberg & Baer LLC stating that it has no disagreements with the disclosures made in Item 4.01 of such Form 8-K.

ARTICLE VIII
CONDITIONS PRECEDENT OF THE ACQUIROR COMPANY

The Acquiror Company’s obligation to acquire the GRH Shares and to take the other actions required to be taken by the Acquiror Company at the Closing Date is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Acquiror Company, in whole or in part):

8.1              Accuracy of Representations. The representations and warranties of GRH and the GRH Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of GRH and the GRH Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

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8.2              No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of GRH, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

8.3              Consents. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by GRH and/or the GRH Shareholders for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by GRH or the GRH Shareholders, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on GRH or the Acquiror Company.

8.4              Certificate of Officer. GRH will have delivered to the Acquiror Company a certificate executed by an officer of GRH, certifying the satisfaction of the conditions specified in Sections 8.1, 8.2, 8.3 and delivery of the documents set forth in Section 8.6 relating to GRH.

8.5              Certificate of Shareholders. Each Shareholder will have delivered to the Acquiror Company a certificate executed by such Shareholder, if a natural person, or an authorized officer of the Shareholder, if an entity, certifying the satisfaction of the conditions specified in Section 8.1 relating to such Shareholder.

8.6              Documents. GRH and the GRH Shareholders must deliver to the Acquiror Company at the Closing:

(a)                Copies of the stock register reflecting the number of Shares held by each GRH Shareholder (as set forth in Schedule II), along with executed share transfer forms transferring such Shares to the Acquiror Company together with a certified copy of a board resolution of GRH approving the registration of the transfer of such shares to the Acquiror Company (subject to Closing);

(b)               each of the Transaction Documents to which GRH and/or the GRH Shareholders is a party, duly executed;

(c)                a Secretary’s Certificate, dated the Closing Date certifying attached copies of (A) the Organizational Documents of GRH, (B) the resolutions of the GRH Board approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of GRH signing this Agreement and any other agreement or instrument contemplated hereby to which GRH is a party;

(d)               such other documents as the Acquiror Company may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of GRH and the GRH Shareholders pursuant to Section 8.1, (B) evidencing the performance of, or compliance by GRH and the GRH Shareholders with, any covenant or obligation required to be performed or complied with by GRH or the GRH Shareholders, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Article VIII, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement; and

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(e)                a good standing certificate, dated no earlier than five (5) calendar days prior to Closing.

8.7              No Proceedings. There must not have been commenced or threatened against the Acquiror Company, GRH or any GRH Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

8.8              No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person, other than persons listed on Schedule I or Schedule II hereto, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Shares or any other stock, voting, equity, or ownership interest in, GRH, or (b) is entitled to all or any portion of the Acquiror Company Shares.

ARTICLE IX
CONDITIONS PRECEDENT OF GRH
AND THE GRH SHAREHOLDERS

The GRH Shareholders’ obligation to transfer the Shares and the obligations of GRH to take the other actions required to be taken by GRH in advance of or at the Closing Date are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by GRH and the GRH Shareholders jointly, in whole or in part):

9.1              Accuracy of Representations. The representations and warranties of the Acquiror Company and the Acquiror Company Principal Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Acquiror Company and the Acquiror Company Principal Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

9.2              No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of the Acquiror Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

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9.3              Consents.

(a)                All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Acquiror Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiror Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on GRH or the Acquiror Company.

9.4              Certificate of Officer. The Acquiror Company will have delivered to GRH a certificate, dated the Closing Date, executed by an officer of the Acquiror Company, certifying the satisfaction of the conditions specified in Sections 9.1, 9.2, and 9.3 relating to the Acquiror Company.

9.5              Certificate of the Acquiror Company Principal Shareholders. The Acquiror Company Principal Shareholders will have delivered to GRH a certificate, dated the Closing Date, executed by such Acquiror Company Principal Shareholders, certifying the satisfaction of the conditions specified in this Article IX relating to the Acquiror Company Principal Shareholders.

9.6              Due Diligence. GRH shall have completed and be satisfied with the results of its due diligence review of the Acquiror Company.

9.7              Documents. The Acquiror Company must have caused the following documents to be delivered to GRH and/or the GRH Shareholders:

(a)                certified book entry in the Transfer Agent’s records, evidencing each GRH Shareholder’s pro rata share of the Acquiror Company Shares (as set forth in Schedule II);

(b)               a Secretary’s Certificate, dated the Closing Date certifying attached copies of (A) the Organizational Documents of the Acquiror Company, (B) the resolutions of the Acquiror Company Board approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of the Acquiror Company signing this Agreement and any other agreement or instrument contemplated hereby to which the Acquiror Company is a party;

(c)                each of the Transaction Documents to which the Acquiror Company is a party, duly executed;

(d)               the resignations of Ryan Goldstein and Yehuda Smaya Szender as officers and directors of the Acquiror Company on the Closing Date;

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(e)                Acquiror Company Board Resolutions (i) increasing the size of the board to three (3) members, (ii) appointing Mr. Xingping Hou to serve as Chairman of the Acquiror Company Board and as President and Chief Executive Officer of the Acquiror Company, (iii) appointing Mr. Shaokang Zeng to serve as Chief Financial Officer of the Acquiror Company and as a member of the Acquiror Company Board; (iv) appointing Mr. Yongjun Zeng to serve as Secretary of the Acquiror Company and as a member of the Acquiror Company Board; and (v) terminating Weinberg & Baer LLC and appointing Patrizio & Zhao to serve as the Acquiror Company’s new independent registered accounting firm.

(f)                a statement from the Acquiror Company’s transfer agent regarding the number of issued and outstanding shares of common stock immediately before the Closing;

(g)               such other documents as GRH may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of the Acquiror Company pursuant to Section 9.1, (ii) evidencing the performance by the Acquiror Company of, or the compliance by the Acquiror Company with, any covenant or obligation required to be performed or complied with by the Acquiror Company, (iii) evidencing the satisfaction of any condition referred to in this Section 10, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement; and

(h)               a good standing certificate, dated no earlier than five (5) calendar days prior to Closing.

9.8              No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Acquiror Company, GRH or any GRH of Aquiror Company Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the date of this Agreement) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

9.9              No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person, other than persons listed on Schedule I hereto any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Acquiror Company Common Stock or any other stock, voting, equity, or ownership interest in, the Acquiror Company, or (b) is entitled to all or any portion of the Acquiror Company Shares.

9.10          No Liability. There must not be any outstanding obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) of the Acquiror Company, whether or not known to the Acquiror Company.

9.11          Cancellation of Shares. Simultaneous with the Closing, the Acquiror Company Principal Shareholders shall cancel an aggregate number of 4,513,252 of their shares in the Acquiror Company (the “GELT Share Cancellation”), such that an aggregate of 2,236,748 shares of the Acquiror Company shall be issued and outstanding immediately after the GELT Share Cancellation and prior to issuance of the Acquiror Company Shares.

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9.12          Form 10-Q. Prior to the Closing, the Acquiror Company shall have timely filed its Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2012 with the SEC.

9.13          Legal Opinion. A legal opinion of Anslow & Jaclin LLP substantially in the form attached as Exhibit E shall be delivered at Closing.

9.14          Change in Auditor. On or prior to Closing, Acquiror Company shall have duly terminated Weinberg & Baer LLC as the Acquiror Company’s independent registered accounting firm.

ARTICLE X
INDEMNIFICATION; REMEDIES

10.1          Survival. All representations, warranties, covenants, and obligations in this Agreement shall expire eighteen (18) months following the date this Agreement is executed (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

10.2          Indemnification by the Acquiror Company Principal Shareholders. From and after the execution of this Agreement until the expiration of the Survival Period, the Acquiror Company Principal Shareholders shall jointly and severally indemnify and hold harmless the Acquiror Company, GRH and the GRH Shareholders (collectively, the “Company Indemnified Parties”), from and against any damages arising, directly or indirectly, from or in connection with:

(i)              any breach of any representation or warranty made by the Acquiror Company or the Acquiror Company Principal Shareholders in this Agreement or any Transaction Document or in any certificate delivered by the Acquiror Company pursuant to this Agreement;

(ii)            any breach by the Acquiror Company or the Acquiror Company Principal Shareholders of any covenant or obligation of the Acquiror Company in this Agreement or any Transaction Document required to be performed by the Acquiror Company or the Acquiror Company Principal Shareholders on or prior to the Closing Date or after the Closing Date; or

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(iii)          any and all losses, claims, damages, or liabilities against the Acquiror Company or the Acquiror Company Principal Shareholders, occurring on or prior to the Closing Date.

10.3   Indemnification by the Acquiror Company Principal Shareholders relating to a Proceeding.

(a)                The Acquiror Company Principal Shareholders shall jointly and severally, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present, former and future director, officer or employee of the Acquiror Company (collectively, the “Indemnified Parties”) against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement, in connection with any Proceeding whether by a third party, the Acquiror Company or otherwise (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Closing Date (“Damages”), to the same extent as provided in the Acquiror Company’s Organizational Documents or any applicable contract or agreement as in effect on the date hereof, in each case for the Survival Period. In the event of any such Proceeding (whether arising before or after the Closing Date), (i) the Acquiror Company Principal Shareholders shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, provided that the Indemnified Parties shall be required to reimburse the Acquiror Company Principal Shareholders for such payments in the circumstances and to the extent required by the Acquiror Company’s Organizational Documents, any applicable contract or agreement or applicable Law, and (ii) the Acquiror Company Principal Shareholders shall cooperate in the defense of any such matter; provided, however, that the Acquiror Company Principal Shareholders shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within the Survival Period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

10.4          Total Indemnification Obligations. Notwithstanding anything to the contrary contained herein, the Acquiror Company Principal Shareholders’ total indemnification obligations (whether under either Section 10.2 or Section 10.3, or both) shall be limited to and shall not under any circumstances exceed an aggregate of US$455,000.

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10.5          Breach by the GRH Shareholders. Nothing in this Article X shall limit the Acquiror Company’s or the Acquiror Company Principal Shareholders’ right to pursue any appropriate legal or equitable remedy against GRH and any Shareholder with respect to any damages from and after the execution of this Agreement, until the expiration of the Survival Period arising, directly or indirectly, from or in connection with: (a) any breach by GRH and any GRH Shareholder of any representation or warranty made by GRH and such GRH Shareholder in this Agreement or in any certificate delivered by GRH or such GRH Shareholder pursuant to this Agreement or (b) any breach by GRH or any GRH Shareholder of any covenants or obligation in this Agreement required to be performed by GRH or such GRH Shareholder on or prior to the Closing Date or after the Closing Date. All claims of the Acquiror Company pursuant to this Section 10.4 shall be brought by the Acquiror Company Principal Shareholders on behalf of the Acquiror Company and those Persons who were stockholders of the Acquiror Company immediately prior to the Closing Date.

ARTICLE XI
GENERAL PROVISIONS

11.1          Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

11.2          Public Announcements. The Acquiror Company shall promptly, but no later than four (4) business days following the effective date of this Agreement, issue a press release disclosing the transactions contemplated hereby. The Acquiror Company shall also file with the Commission a Form 8-K describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date but in no event more than four (4) business days following the Closing Date. Prior to the Closing Date, GRH and the Acquiror Company shall consult with each other in issuing the Form 8-K, the press release and any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of no less than three (3) calendar days, of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

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11.3          Confidentiality.

(a)                The Acquiror Company, the Acquiror Company Principal Shareholders, the GRH Shareholders and GRH will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

(b)               In the event that any party is required to disclose any information of another party pursuant to clause (b) or (c) of Section 11.3(a), the party requested or required to make the disclosure (the “disclosing party”) shall provide the party that provided such information (the “providing party”) with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 11.3. If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party’s information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party’s information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party’s information.

(c)                If the transactions contemplated by this Agreement are not consummated, each party will return or destroy all of such written information each party has regarding the other party.

11.4          Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 11.4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

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If to the Acquiror Company:	Geltology Inc..
54 West 16th Street, Suite 10b
New York, New York 10011
Telephone: 888-841-2841
Facsimile [ ]

with a copy, which shall not constitute notice, to:

Anslow & Jaclin
195 Route 9 South
Manalapan, NJ 07726
Attention: Greg Jaclin, Esq.
Telephone No.: 732 409 1212
Facsimile No.: 732 577 1188

If to GRH:	Suite 1501, Plaza B, Jianwai SOHU
No. 39, Eastern Three Ring Middle Road
Chaoyang District, Beijing, China100020
Attention: Mr. Xingping Hou
Telephone No: +86-10-5869-4611
Facsimile No.: +86-10-5869-4800

with a copy, which shall not constitute notice, to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention: Mitchell S. Nussbaum, Esq.
Telephone No.: 212-407-4159
Facsimile No.: 212-407-4990

11.5          Arbitration. Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in the City of New York, County of New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction.

11.6          Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

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11.7          Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.8          Entire Agreement and Amendment. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

11.9          Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Except as set forth in Section 11.3 hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

11.10      Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.11      Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

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11.12      Governing Law. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

11.13      Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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COUNTERPART SIGNATURE PAGE

 IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

ACQUIROR COMPANY:

GELTOLOGY INC.

Signed:	/s/ Yehuda Smaya Szender
Name:	Yehuda Smaya Szender
Title:	President and Chief Executive Officer

ACQUIROR COMPANY PRINCIPAL SHAREHOLDERS:

/s/ Ryan Goldstein

Ryan Goldstein

/s/ Yehuda Smaya Szender__________
Yehuda Smaya Szender

GRH:

General Red Holding, Inc.:

Signed:	/s/ Xingping Hou
Name:	Xingping Hou
Title:	Chief Executive Officer

[Signatures Continue]

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COUNTERPART SIGNATURE PAGE

 (FOR ISSUANCES TO AN ENTITY PURSUANT TO REGULATION D)

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

ENTITY NAME:

Axiom Capital Management Inc.

By:	/s/ Ben Z. Fang
Name: Ben Z. Fang Title: Managing Director

COUNTERPART SIGNATURE PAGE

 (FOR ISSUANCES TO AN ENTITY PURSUANT TO REGULATION S)

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

ENTITY NAME:

Hua Mei Investment Limited

By:	/s/ Xingping Hou
Name: Xingping Hou Title: Director

COUNTERPART SIGNATURE PAGE
(FOR ISSUANCES TO AN ENTITY PURSUANT TO REGULATION S)

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

ENTITY NAME:

Ever Shining Investment Limited

By:	/s/ Chunquan Luo
Name: Chunquan Luo Title: Director

COUNTERPART SIGNATURE PAGE
(FOR ISSUANCES TO AN ENTITY PURSUANT TO REGULATION S)

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

ENTITY NAME:

Across Asia Investment Limited

By:	/s/ Shiqiu Xiao
Name: Shiqiu Xiao Title: Director

COUNTERPART SIGNATURE PAGE
(FOR ISSUANCES TO AN ENTITY PURSUANT TO REGULATION S)

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

ENTITY NAME:

Shen Nong International Limited

By:	/s/ Xiangqin Huang
Name: Xiangqin Huang Title: Director

COUNTERPART SIGNATURE PAGE
(FOR ISSUANCES TO AN INDIVIDUAL PURSUANT TO REGULATION S)

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

/s/ Zhanghui Fang
Name: Zhanghui Fang

COUNTERPART SIGNATURE PAGE
(FOR ISSUANCES TO AN INDIVIDUAL PURSUANT TO REGULATION S)

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

/s/ Qiang Chen
Name: Qiang Chen

COUNTERPART SIGNATURE PAGE
(FOR ISSUANCES TO AN INDIVIDUAL PURSUANT TO REGULATION S)

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

/s/ Xingping Hou
Name: Xingping Hou, as Attorney-in-Fact for the GRH Shareholders identified in lines 1-572 and 577-584 of Schedule II attached hereto

SCHEDULE I

Name	# shares
Ryan Goldstein	3,750,000
Yehuda Smaya Szender	1,000,000
TOTAL	4,750,000

SCHEDULE II

Intentionally omitted.

 DISCLOSURE SCHEDULES

GELTOLOGY, INC. (“Geltology”)

Share Purchase Agreement

Geltology Schedules

July 11, 2012

The following disclosure schedules (the “Schedules”) are provided in connection with the Share Exchange Agreement dates as of July 11, 2012 (the “Agreement”), by and among Geltology, Inc. (“Geltology”), General Red Holding, Inc., a Delaware corporation (“GRH”) and the Shareholders of GRH.

Except as otherwise expressly defined, capitalized terms used in the Disclosure Schedules shall have the meanings set forth in the Agreement. The disclosure of an item in one Part of the Disclosure Schedules shall be deemed a disclosure in another Part or Parts of the Disclosure Schedules if and to the extent that it is reasonably apparent that such disclosure is applicable to another Part or Parts. Nothing in the Disclosure Schedules shall constitute an admission of liability or obligation of Geltology to any third party or an admission against Geltology.

The matters contained in the Disclosure Schedules are qualified in their entirety by reference to the specific provision(s) of the Agreement to which each Company Disclosure Schedules relates and are not intended to constitute, and shall not be construed as constituting, representations or warranties of Geltology, except as and to the extent provided in the Agreement.

No inference should be drawn that any information provided in any Disclosure Schedules is necessarily material or otherwise required to be disclosed or that the inclusion of such information establishes or implies a standard of materiality, a standard for what is or is not considered to be part of the ordinary course of business, or any other standard set forth in the Agreement.

Schedule 6.1

Organization and Qualification

Jurisdiction of Organization: Delaware

The Company does not conduct business in any other jurisdiction.

EXHIBIT A

GRH SHARES AND ACQUIROR COMPANY SHARES TO BE EXCHANGED

Intentionally omitted.

EXHIBIT B
ACCREDITED INVESTOR REPRESENTATIONS

Each of the GRH Shareholders indicating that it is an Accredited Investor, severally and not jointly, further represents and warrants to the Acquiror Company as follows:

a.                   Such person or entity qualifies as an Accredited Investor on the basis set forth on its signature page to this Agreement.

b.                  Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such GRH Shareholder’s interests in connection with the transactions contemplated by this Agreement.

c.                   Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Company Shares.

d.                  Such person or entity understands the various risks of an investment in the Acquiror Company Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Company Shares.

e.                   Such person or entity has had access to the Acquiror Company’s publicly filed reports with the SEC.

f.                   Such person or entity has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Acquiror Company Shares.

g.                  Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror Company and the terms and conditions of the issuance of the Acquiror Company Shares.

h.                  Such person or entity is not relying on any representations and warranties concerning the Acquiror Company made by the Acquiror Company or any officer, employee or agent of the Acquiror Company, other than those contained in this Agreement.

i.                    Such person or entity is acquiring the Acquiror Company Shares for such person’s or entity’s, as the case may be, own account, for investment and not for distribution or resale to others.

j.                    Such person or entity will not sell or otherwise transfer the Acquiror Company Shares, unless either (a) the transfer of such securities is registered under the Securities Act or (b) an exemption from registration of such securities is available.

k.                  Such person or entity understands and acknowledges that the Acquiror Company is under no obligation to register the Acquiror Company Shares for sale under the Securities Act.

l.                    Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Acquiror Company Shares substantially in the form set forth in Section 4.2.5(a).

m.                 Such person or entity represents that the address furnished on its signature page to this Agreement and in Exhibit B is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

n.                  Such person or entity understands and acknowledges that the Acquiror Company Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

o.                  Such person or entity acknowledges that the representations, warranties and agreements made by such person or entity herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Company Shares.

EXHIBIT C
Definition of “U.S. Person”

i.                    “U.S. person” (as defined in Regulation S) means:

1)                  Any natural person resident in the United States;

2)                  Any partnership or corporation organized or incorporated under the laws of the United States;

3)                  Any estate of which any executor or administrator is a U.S. person;

4)                  Any trust of which any trustee is a U.S. person;

5)                  Any agency or branch of a foreign entity located in the United States;

6)                  Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

7)                  Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

8)                  Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

ii.                  Notwithstanding paragraph (1) above, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a “U.S. person.”

iii.                Notwithstanding paragraph (1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

1)                  An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

2)                  The estate is governed by foreign law.

iv.                Notwithstanding paragraph (1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

v.                  Notwithstanding paragraph (1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

vi.                Notwithstanding paragraph (1), any agency or branch of a U.S. person located outside the United States shall not be deemed a “U.S. person” if:

1)                  The agency or branch operates for valid business reasons; and

2)                  The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

vii.              The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed “U.S. persons.”

EXHIBIT D
NON U.S. PERSON REPRESENTATIONS

Each GRH Shareholder indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Acquiror Company as follows:

a.	At the time of (a) the offer by the Acquiror Company and (b) the acceptance of the offer by such person or entity, of the Acquiror Company Shares, such person or entity was outside the United States.

b.	No offer to acquire the Acquiror Company Shares or otherwise to participate in the transactions contemplated by this Agreement was made to such person or entity or its representatives inside the United States.

c.	Such person or entity is not purchasing the Acquiror Company Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

d.	Such person or entity will make all subsequent offers and sales of the Acquiror Company Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Acquiror Company Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

e.	Such person or entity is acquiring the Acquiror Company Shares for such GRH Shareholder’s own account, for investment and not for distribution or resale to others.

f.	Such person or entity has no present plan or intention to sell the Acquiror Company Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Acquiror Company Shares and is not acting as a Distributor of such securities.

g.	Neither such person or entity, its Affiliates nor any Person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Acquiror Company Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

h.	Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Acquiror Company Shares substantially in the form set forth in Section 4.2.5(b).

i.	Such person or entity is not acquiring the Acquiror Company Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

j.	Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by this Agreement.

k.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Company Shares.

l.	Such person or entity understands the various risks of an investment in the Acquiror Company Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Company Shares.

m.	Such person or entity has had access to the Acquiror Company’s publicly filed reports with the SEC.

n.	Such person or entity has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Acquiror Company Shares.

o.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror Company and the terms and conditions of the issuance of the Acquiror Company Shares.

p.	Such person or entity is not relying on any representations and warranties concerning the Acquiror Company made by the Acquiror Company or any officer, employee or agent of the Acquiror Company, other than those contained in this Agreement.

q.	Such person or entity will not sell or otherwise transfer the Acquiror Company Shares, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

r.	Such person or entity understands and acknowledges that the Acquiror Company is under no obligation to register the Acquiror Company Shares for sale under the Securities Act.

s.	Such person or entity represents that the address furnished on its signature page to this Agreement and in Exhibit B is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

t.	Such person or entity understands and acknowledges that the Acquiror Company Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

u.	Such person or entity acknowledges that the representations, warranties and agreements made by such person or entity herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Company Shares.

EXHIBIT E
FORM OF OPINION OF COUNSEL TO ACQUIROR COMPANY

a.	The Acquiror Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Acquiror Company has full corporate power and authority to own, lease and operate its properties and to carry on its business in the places and in the manner currently conducted.

b.	The Acquiror Company and each of the Acquiror Company Principal Shareholders has the requisite corporate power and authority to execute, deliver and perform the Share Exchange Agreement and other Transaction Documents to which it is a party. The execution, delivery and performance of the Exchange Agreement and the other Transaction Documents to which the Acquiror Company is a party have been duly authorized by all necessary corporate action on the part of the Acquiror Company.

c.	Each of the Exchange Agreement and the Transaction Documents has been duly executed and delivered by the Acquiror Company Principal Shareholders and the Acquiror Company (to the extent they are party thereto), and constitutes the legal, valid and binding obligation of each of the Acquiror Company Principal Shareholders and the Acquiror Company (to the extent they are party thereto), enforceable in accordance with its terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles.

d.	Execution and delivery by the Acquiror Company Principal Shareholders and the Acquiror Company of, and performance of their agreements in, the Transaction Documents to which they are a party do not (i) violate any law, statute, rule, regulation or court order applicable to the Acquiror Company Principal Shareholders and/or the Acquiror Company and known to us, (ii) breach, result in a default or loss of rights under, result in the creation of a right of termination, acceleration or modification under, or result in the creation of, or the right to create, any security interest in or lien on any assets of the Acquiror Company pursuant to any agreements known to us to which the Acquiror Company is a party or by which it or its assets is bound, or (iii) violate, conflict with, result in a breach of any terms or provisions of, or constitute a default under, the Acquiror Company’s articles of incorporation or bylaws.

e.	No consent, approval, authorization, order or action of, filing with or notice or payment to any regulatory agency or authority of the State of Delaware or the United States Federal Government is required to be obtained or made by the Acquiror Company Principal Shareholders or the Acquiror Company for the Acquiror Company Principal Shareholders or the Acquiror Company to perform their obligations under the Transaction Documents and consummate the transactions contemplated thereunder, except for such as have been obtained or made other than Form D and filings with any state securities authorities.

f	Based solely upon a review of the Acquiror Company’s stock records, the authorized capital stock of the Acquiror Company consists of [ ] shares, of which [___________] shares are issued and outstanding immediately prior to the GELT Share Cancellation, and [___________] shares are issued and outstanding after the GELT Share Cancellation. Based solely upon a representation from the Acquiror Company and/or the Acquiror Company Principal Shareholders, we believe that all issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of any preemptive right of stockholders. Except as described in the Share Exchange Agreement or the exhibits thereto, to our knowledge there are no options, warrants, or other rights or agreements of any kind for the purchase or acquisition from, or the issuance or sale by, the Acquiror Company of any shares of such authorized capital stock, nor any outstanding securities or debt of any kind that is convertible into or exchangeable for any shares of such authorized capital stock.

g.	Based in part upon the representations of the GRH Shareholders contained in the Share Exchange Agreement, the issuance of the Shares in accordance with the Share Exchange Agreement will be exempt from registration under the Securities Act of 1933, as amended. The Shares which are being issued on the date hereof pursuant to the Share Exchange Agreement have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights contained in the Acquiror Company’s articles of incorporation or Bylaws or in any agreement to which the Acquiror Company is party.

h.	To our knowledge, there are no current claims, actions, suits, investigations or proceedings, or any pending or threatened claim, action, suit, investigation or proceeding against any of the Acquiror Company Principal Shareholders or the Acquiror Company before any court, arbitrator or governmental authority which, if determined adversely to any of the Acquiror Company Principal Shareholders or the Acquiror Company, as applicable, would have a material adverse effect on the ability of the Acquiror Company Principal Shareholders or the Acquiror Company to perform their obligations under the Transaction Documents.